                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Quiksilver, Inc. Stock Option Plans, of our report, dated December 19, 1997, on the consolidated financial statements of Quiksilver, Inc. appearing in the Annual Report on Form 10-K of Quiksilver, Inc. for the year ended October 31, 1997.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 8, 1998